SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2006

BRADLEY PHARMACEUTICALS, INC.
(Exact name of registrant as specified in charter)

Delaware	0-31680	22-2581418
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

383 Route 46 West,		07004
Fairfield, New Jersey		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 882-1505

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

        On August 17, 2006, C. Ralph Daniel, III, M.D. resigned, effective immediately, as a member of the Board of Directors of the Company. Dr. Daniel did not have any disagreements with the Company.

        In an effort to avoid the cost and burden of litigation associated with matters identified in the previously disclosed complaint filed on August 14, 2006 by Costa Brava Partnership III L.P. against the Company in the Court of Chancery of the State of Delaware and without conceding the matters raised, or the accuracy of the allegations, in the complaint, on August 17, 2006: (1) Leonard S. Jacob, M.D., Ph.D., resigned as a member of the board and Chairman of the Nominating and Corporate Governance Committee; (2) as previously announced but effective immediately, the Board of Directors of the Company set the number of directors at eight members; (3) the Class B Directors filled the vacancy created by the resignation of Dr. Daniel by electing Dr. Jacob as a Class B Director of the Company to serve until the next annual meeting of the stockholders of the Company and until his successor is duly elected and qualified; and (4) the Board of Directors appointed Dr. Jacob as Chairman of the Nominating and Corporate Governance Committee.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By:	/s/ R. Brent Lenczycki
R. Brent Lenczycki, CPA
Chief Financial Officer and
Vice President

Dated: August 21, 2006